Exhibit 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Aquatic Cellulose International Corp. (the "Company") on Form 10-QSB for the period ended August 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sheridan Westgarde, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that: The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ SHERIDAN WESTGARDE
----------------------
SHERIDAN WESTGARDE
CHIEF EXECUTIVE OFFICER
CHIEF FINANCIAL OFFICER

MARCH 12, 2004